As filed with the Securities and Exchange Commission on November 25, 2025

Registration No. 333-276196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to Form F-3 Registration Statement No. 333-276196

UNDER

THE SECURITIES ACT OF 1933

Theratechnologies Inc.

(Translation of registrant’s name into English)

Québec, Canada	98-0618426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2015 Peel Street, Suite 1100

Montréal, Québec H3A 1T8

Canada

(514) 336-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

Telephone: (302) 738-6680

(514) 397-5186 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey Kuras, Esq.

Honigman LLP

2290 First National Building

600 Woodward Avenue

Detroit, MI 48226-3506

(313) 465-7454

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (“Post-Effective Amendment No. 2”) to the Registration Statement on Form F-3, File No. 333-276196 (as amended, the “Registration Statement”), is being filed by Theratechnologies Inc., a Canadian corporation (“Theratechnologies” or the “Registrant”), to deregister any and all common shares, no par value, of the Registrant (the “Common Shares”) registered by the Registrant that remain unsold pursuant to the Registration Statement.

Effective as of September 25, 2025, as contemplated by the Arrangement Agreement, dated as of July 2, 2025, by and among the Registrant, Future Pak, LLC, and CB Biotechnology, LLC, a wholly-owned subsidiary of Future Pak (“Purchaser”), the Purchaser acquired all the issued and outstanding common shares of the Company (the “Acquisition”).

As part of the Acquisition, the Registrant has terminated any and all offerings of the Common Shares pursuant to existing registration statements, including the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s Common Shares that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 2 to the Registration Statement, any and all Common Shares registered under the Registration Statement that remain unsold as of the effectiveness of the Acquisition on September 25, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Québec, Canada on November 25, 2025.

THERATECHNOLOLOGIES INC.

By:	/s/ David Risk
David Risk
Operating Chairman

Note: Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Theratechnologies Inc., has signed this Post-Effective Amendment No. 2 to the Registration Statement in the City of Newark, State of Delaware, on November 25, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Authorized Representative in the United States